Consent of Independent Auditors


To the Board of Directors
  International Test Systems, Inc.
  San Antonio, Texas

We  hereby  consent  to  the  incorporation  by  reference  in  this  Form  SB-1
Registration Statement of our report dated April 2, 2002 relating to the consolidated financial statements of International Test Systems, Inc. for the years ended December 31, 2001 and 2000 appearing herein.

December 31, 2002

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas